LEASE

                          INTERNATIONAL AIRPORT CENTER

         THIS LEASE is entered into by Landlord and Tenant described in the following Basic Lease Information as of October 1, 1990.

         Landlord and Tenant agree:

ARTICLE 1.00 BASIC LEASE INFORMATION

         In addition to the term which are defined elsewhere in this Lease, the following defined terms are used in this Lease:

                  ( a )             DATE: As of October 1, 1990
                  ( b )             TENANT: Happy Ice Corp.
                  ( c )             TENANT'S ADDRESS: 900 Turk Hill Road
                                                          Fairport, NY 14450

                           With a copy at the
                           same time to :             Harter, Secrest & Emery
                                                      700 Midtown Tower
                                                      Rochester, NY 14604-2070
                                                     Attn: James E. Locke, Esq.

                  ( d )             LANDLORD: Sonwil Distribution Center, Inc.,
                                              a New York corporation.

                  ( e )             LANDLORD'S ADDRESS: 100 Sonwil Drive
                                              Cheektowaga, New York 14225
                                              Attn: Stuart J. Wilson, President

                           With a copy at the
                           same time to:         Zdarsky, Sawicki & Agostinelli
                                                 404 Cathedral Place
                                                 298 Main Street
                                                 Buffalo, New York 14202
                                                 Attn: Joseph E. Zdarsky, Esq.

                  ( f )             LEASED PREMISES: 258 Sonwil Drive
                                                  Cheektowaga, New York 14225

                  ( g )             COMMENCEMENT DATE: October 1, 1990, or as
extended pursuant to Section 3.03 hereinbelow.

                  ( h )             EXPIRATION DATE: The last day of the month
 five ( 5 ) years after the Commencement Date, subject to earlier termination as provided herein.

                  ( I  )            BASE ANNUAL RENT: $40,560 ($6.00 per square
 foot) per year.

                  ( k )             BASE MONTHLY RENT: $3,380 per month.



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                                                         2


                  (  l  )       RENT: The Base Monthly Rent and Additional Rent.
                  ( m )         ADDITIONAL RENT: Any amounts that this Lease
requires Tenant to pay in addition to Base Monthly Rent.
                  ( n )             TENANT'S SHARE: 19.31% (determined from
time to time by Landlord, by dividing the Rentable Area of the Leased Premises by the Rentable Area of the Building and multiplying the resulting quotient
{to the second decimal place} by one hundred).
                  ( o )  RENTABLE AREA OF THE BUILDING: 35,000 square feet.
                  ( p ) RENTABLE AREA OF THE LEASE PREMISES: 6,760 square feet. ( q ) SECURITY DEPOSIT: $ -0-
                  ( r ) BUILDING: The building that is commonly known as 250 Sonwil Drive (sometimes known as Building "H") and is located on Landlord's Property, and of which the Leased Premises are a part.
                  ( s ) LANDLORD'S PROPERTY: The premises described in Exhibit A to this Lease and all improvements thereon, including without limitation the Building, parking lot, walkways, driveways, fences and landscaping.
                  ( t ) LEASED PREMISES: The premises shown in Exhibit B to this Lease.
                  ( u )     PRIME RATE: The rate of interest announced by Key
Bank of Western New York N.A. (The "Bank"), or any successor to it, as its prime rate. If the Bank or any successor to it ceases to announce its prime rate, the Prime Rate shall be a comparable interest rate designated by Landlord which replaces the Prime Rate.
                  ( v )             BROKER: None
                  ( w ) LEASE YEAR: A period of twelve (12) consecutive calendar months. The first Lease Year shall consist of the first twelve (12) consecutive calendar months of the Term and any prior partial month. Each subsequent Lease Year shall consist of the next succeeding periods of twelve (12) calendar months.
         These    exhibits  are  attached  to this  Lease  and made part of this
                  Lease: EXHIBIT A - Legal Description of and survey of Landlord's Property EXHIBIT B - the Leased Premises EXHIBIT C
                  - Landlord's Work EXHIBIT D - Rules and Regulation EXHIBIT E - The Adjacent Space EXHIBIT F - The Additional Space

ARTICLE 2.00 - AGREEMENT

         Landlord hereby leases the Leased Premises to Tenant, and Tenant hereby leases the Leased Premises from Landlord, according to the terms and conditions of this Lease.

ARTICLE 3.00 TERM, DELIVERY AND ACCEPTANCE OF LEASED PREMISES

         3.01 General. The duration of this Lese shall be the Term. The Term shall commence on the Commencement Date and shall expire on the Expiration Date.

     3.02 Delivery of Possession. Landlord shall construct or install in the Leased Premises

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                                                         3

the improvements to be constructed or installed by Landlord according to Exhibit C to this Lease. Landlord shall be deemed to have delivered possession of the Leased Premises to Tenant when Landlord has given Tenant ten (10) days notice that Landlord has substantially completed (or will complete within ten (10)
days) the improvements, subject only to the completion of Landlord's "punch-list" items which do not materially interfere with Tenant's use and enjoyment of the Lease Premises.
         3.03 Failure to Deliver Possession. If for any reason Landlord cannot deliver possession of the Leased Premises to Tenant on the Commencement Date, ( a ) this Lease shall not be void or voidable, ( b ) Landlord shall not be liable to Tenant for any resultant loss or damage, and ( c ) unless Landlord is unable to deliver possession of the Leased Premises to Tenant on the Commencement Date because of Tenant's delays, Rent will be waived for the period between the Commencement Date and the date on which Landlord delivers possession of the Leased Premises to Tenant. If delivery of possession of the Leased Premises is delayed beyond the Commencement Date and Tenant is not responsible for delays in completion of the Leased Premises, ( I ) the Commencement Date shall be extended automatically for each day after the Commencement Date and before delivery or possession: and ( ii ) Landlord and Tenant shall execute a certificate confirming the commencement Date.
         3.04 Early Access. If tenant is permitted access to the Leased Premises prior to the Commencement Date for the purpose of installing fixtures or any other purpose permitted by Landlord, such early entry shall be a Tenant's sole risk and subject to all the terms and conditions of this Lease as though the Commencement Date had occurred, except for the payment of Base Monthly Rent, which shall commence on the Commencement Date. Tenant, its agents and employees shall not interfere with or delay Landlord's completion of construction of the improvements, and all rights of Tenant under this Section 3.04 shall be subject to the requirements. Landlord shall have the right to impose such additional conditions on Tenant's early entry as Landlord, in its sole discretion, deems appropriate, and shall further have the right to require that Tenant execute an early-entry agreement containing such conditions prior to Tenant's early entry.
         3.05 Condition of the Leased Premises. Prior to the Commencement Date, Tenant shall conduct a walk-through inspection of the Leased Premises with Landlord and prepare a punch- list of items, if any, not completed in accordance with Exhibit C hereto. Other than the items specified in the punch-list, by taking possession of the Leased Premises Tenant shall be deemed to have accepted the Leased Premises in their condition on the date of delivery of possession. The punch-list shall not include any damage to the Leased Premises caused by Tenant's move-in or early access, if permitted. Damage caused by Tenant shall, at Landlord's option, be repaired or corrected by Landlord, at Tenant's expense. Tenant acknowledges that neither Landlord nor its agents or employees have made any representations or warranties as to the suitability or fitness of the Leased Premises for the conduct of Tenant's business or for any other purpose, nor alterations or construct any improvements to the Leased Premises except as expressly provided in this Lease, including Exhibit C to this Lease. If Tenant fails to submit a punch-list to Landlord prior to the commencement Date, it will be deemed that there are no items needing additional work or repair by Landlord. Landlord's contractor shall complete all proper punch- list items with in thriry
(30) days after the walk-through inspection or as soon as practicable after such walk-through inspection.


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                                                         4

         3.06 ECIDA Bond Transaction. This Lease is subject and subordinate to the ECIDA Lease (as hereinbelow defined), the Collateral Lease Assignment ( as hereinbelow defined), the Mortgage (as hereinbelow defined) and the Bond Documents (as hereinafter defined), and is further subject to the written approval of the Erie County Industrial Development Agency (hereinbelow "the ECIDA") and Bondholder (as hereinafter defined). Tenant acknowledges and agrees that Landlord's Property, including the Leased Premises, is or will be owned by ECIDA and is or will be leased to Landlord under the ECIDA Lease. As used in this Lease, the following terms shall have the indicate meanings:
         a. "ECIDA Lease" shall mean a Lease Agreement to be entered into by and between ECIDA, as lessor and Landlord, as lessee, covering the Landlord's Property, a memorandum of which will be recorded in the Erie County Clerk's Office, as such lease may be amended from time to time.
     b. "Collateral Lease Assignment" shall mean a Collateral Assignment of Leases to be made by Landlord to Bondholder and to be recorded in the Erie County Clerk's Office.
     c. "Mortgage" shall mean the Mortgage and Security Agreement to be entered into between ECIDA and Bondholder and to be recorded in the Erie County Clerk's Office.
         d. "Bond Documents" shall mean the ECIDA Lease, the Mortgage and any other documents to be executed in connection with an ECIDA Industrial Development Revenue Bond to be issued with respect to Landlord's Property.
     e. "Bondholder" shall mean the owner or holder of the Mortgage under the Bond Documents.
         Within thirty (30) days after execution of the bond Documents, Landlord shall notify Tenant that the bond Documents have been executed. Thereafter, within thirty (30) days after receipt of written request therefor from Tenant, Landlord shall deliver to Tenant a copy of the ECIDA Lease, the Collateral Lease Assignment, the Mortgage and such other of the Bond documents as Tenant shall reasonably request.
         Without limiting any other term or condition of this Lease, Tenant shall within twenty (20) days after receipt of written request from Landlord, execute and deliver to Landlord or its designee any agreements or certificates of subordination, attornment or estoppel referred to in the Bond Documents and requested by Landlord, ECIDA or Bondholder.

ARTICLE 4.00 BASE MONTHLY RENT

         4.01 GENERAL. Throughout the Term of this Lease, Tenant shall pay Base Annual Rent to landlord as rent for the Leased Premises, and the same shall be payable as Base Monthly Rent in advance on or before the first day of each calendar month of the Term. If the Term commences on a day other than the first day of a calendar month or ends on a day other than the last day of a calendar month, then Base Monthly Rent shall be appropriately prorated by Landlord for such partial month. If the Term commences on a day other than the first day of a calendar month, then the prorated Base Monthly Rent for such month shall be paid on or before the first day of the Term. Notwithstanding the foregoing provisions of this Section 4.01, Base Monthly Rent for the first full month of the Term shall be paid by Tenant on the date of execution of this Lease. Base Monthly Rent, and all Rent, shall be paid to Landlord, without notice or demand, and without deduction or offset, in lawful money of the United States of


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                                                         5

America at landlord's Address, or to such other person or at such other place as landlord may from time to time designate in writing.


ARTICLE 5.00 REAL ESTATE TAXES

         5.01 General. In addition to the Base Monthly Rent, tenant shall pay, as Additional Rent, Tenant's Pro Rata Share of All Real Estate Taxes (as hereinbelow defined) on Landlord's Property (including the Building and all improvements thereon), to the extent the same are allocable to the Term of this Lease. As used herein, the term "Real Estate Taxes" shall mean all real estate taxes, assessments, sewer rents and other governmental charges levied or assessed against Landlord's Property (including, without limitation, any sums payable in lieu thereof) to the extent the same are for all or part of a fiscal tax year with in the Term of this Lease. Tenant acknowledges and agrees that the Landlord's Property is now subject to payments in lieu of taxes pursuant to one or more agreements with the appropriate taxing authorities. Nothing contained in this Lease shall require Tenant to pay any franchise, corporate, estate, inheritance, succession, capital levy or transfer tax payable by Landlord.
          All sums payable by tenant under this Article 5.00 shall be paid within twenty (20) days after receipt from Landlord of a statement therefor containing the computation thereof.

ARTICLE 6.00 INSURANCE

         6.01 Landlord's Insurance. At all times during the term of this Lease, Landlord shall carry and maintain ( a ) fire and extended coverage insurance covering the Building, parking area and other common areas, the Building's equipment and common area furnishings and leasehold improvements in the Leased Premises, ( b ) public liability and property damage insurance in such amounts as Landlord determines from time to time in its reasonable discretion, and ( c ) such other insurance pertaining to Landlord's Property (including, without limitation, rent-loss insurance) as Landlord may be required to maintain by reason of provisions of the Bond Documents or as Landlord may otherwise maintain in its reasonable discretion. The insurance referred to in this Section 6.01 and in effect from time to time is hereinbelow referred to as "Landlord's Insurance".
         6.02 Increases Payable by Tenant. In addition to Base Monthly Rent, Tenant shall pay, as Additional Rent, each Lease Year after the first Lease Year, Tenant's Pro Rata Share of any increase in premiums payable for Landlord's Insurance in any Lease Year after the first Lease Year. All sums so payable shall be paid within twenty (20) days after receipt from landlord of a statement containing the computation thereof.
         6.03 Tenant's Insurance. At all times during the Term of this Lease, Tenant shall carry and maintain, at Tenant's expense, the following insurance, in the amounts specified below or such other amounts as landlord may from time to time reasonably request, with insurance companies and on forms satisfactory to Landlord:
         ( a ) Public liability and property damage liability insurance, with a combined single occurrence limit of not less than $2,000,000. All such insurance shall specifically included, without limitation, contractual liability coverage for the performance by Tenant of the indemnity


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                                                         6

agreements set forth in Article 21.00 of this Lease.
         ( b ) Insurance covering all of Tenant's equipment, trade fixtures, appliances, furnishings and personal property, from time to time in, on or upon the Leased Premises, in an amount not less than the full replacement cost without deduction for depreciation from time to time during the Term of This Lease, providing protection against all perils including within the classification of fire, extended coverage, vandalism, malicious mischief, special extended peril (all risk), boiler, flood, glass breakage and sprinkler leakage. All policy proceeds shall be used for the repair or replacement of the property damaged or destroyed; provided however, if this Lease ceases under the provisions of Article 18.00 hereinbelow, Tenant shall be entitled to any proceeds resulting from damage to Tenant's equipment, trade fixtures, appliances, furniture and personal property, and Landlord shall be entitled to all other proceeds.
         ( c ) Workmen's compensation insurance insuring against and satisfying Tenant's obligations and liabilities under the workmen's compensation laws of the state of New York.
         6.04 Forms of the Policies. All policies of liability insurance which Tenant is obligated to maintain according to this Lease (other than any policy of workmen's compensation insurance) shall name Landlord, ECIDA, Bondholder and such other persons or firms as Landlord specifies from time to time as additional insureds. Original or copies of original policies (together with copies of the endorsements naming Landlord and any others specified by Landlord as additional insureds) and evidence of the payment of all premiums of such policies shall be delivered to Landlord prior to Tenant's occupancy of the Leased Premises and from time to time at least thirty (30) days prior to the expiration of the term of each such policy. All public liability and property damage liability policies maintained by Tenant shall contain a provision that Landlord, ECIDA, bondholder and any other insureds shall b e entitled to recover under such policies for any loss sustained by Landlord and the other additional insureds and their respective agents and employees as a result of the acts or omissions of tenant. All such policies maintained by Tenant shall provide that they may not be terminated or amended except after thirty (300 days' prior written notice to Landlord, ECIDA, and Bondholder. All public liability, property damage liability and casualty policies maintained by Tenant shall be written as primary policies, not contributing with and not supplemental to the coverage that Landlord may carry. Insurance required to be maintained by Tenant by this Article 6.00 may be subject to a deductible of up to $1,000.00.
         6.05 Waiver of Subrogation. Landlord and tenant each waive any and all rights to recover against the other or against any other tenant or occupant of the Building, or against the officers, directors, shareholders, partners, joint venturers, employees, agents, customers, invitees or business visitors of such other party or of such other tenant or occupant of landlord's Property, for any loss or damage to such waiving party arising from any cause covered by any insurance required to be carried by such party pursuant to this Article 6.00 or any other insurance actually carried by such party. Landlord and Tenant, from time to time, shall cause their respective insurers to issue appropriate waiver of subrogation rights endorsements to all policies of insurance carried in connection with Landlord's Property or the Leased Premises or the contents of Landlord's Property or the Leased Premises or the contents of Landlord's Property or the Leased Premises. Tenant agrees to cause all other occupants of the Leased Premises claiming by, under, or through Tenant to execute and deliver to Landlord such a waiver of claims and to obtain such waiver of subrogation rights endorsements.


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                                                         7

         6.06 Adequacy of Coverage. Landlord, its agents and employees make no representation that the limits of liability specified to be carried by Tenant pursuant to this Article 6.00 are adequate to protect Tenant. If Tenant believes that any of such insurance coverage is inadequate, Tenant shall obtain, at Tenant's sole expense, such additional insurance coverage as Tenant deems adequate.

ARTICLE 7.00 USE

         The Leased Premises shall be used for warehousing, distribution, telemarketing and general sales and for uses incidental to such purposes and for no other purposes. Tenant shall not: do or permit to be done in or about the Leased Premises, or bring to, keep or permit to be brought or kept in the Leased Premises, anything which is prohibited by or will in any way conflict with any law, statute, ordinance or governmental rule or regulation which is now in force or which may be enacted or promulgated after the Date; do or permit anything to be done in or about the Leased Premises which will in any way obstruct or interfere with the rights of other tenants of the Building or Landlord's Property, or injure or annoy them; use or allow the Leased Premises to be used for any improper, immoral, unlawful or objectionable purpose; cause, maintain or permit any nuisance in, on, or about the Leased Premises or Landlord's Property or commit or allow to be comitted any waste in, on, or about the Leased Premises or Landlord's Property. Without limiting the foregoing, the Leased Premises shall not be used for any purpose that is not permitted in a "Project", as that term is defined and used in the Bond Documents.

ARTICLE 8.00 REQUIREMENTS OF LAW; FIRE INSURANCE

         8.01 General. Tenant, at its expense, shall comply with all applicable governmental laws, orders and regulations, including, without limitation, those pertaining to the environment, and with any direction of any public officer or officers, according to law, which may impose any violation, order or duty upon Landlord or Tenant with respect to the Leased Premises, or their use or occupancy.
         8.02 Toxic Materials. Tenant shall not store, use or dispose of any toxic materials (as hereinbelow defined) in, on, or about the Leased Premises or Landlord's Property; provided however, subject to Landlord's express prior written consent in each instance obtained, minimal quantities of Toxic materials which are not unreasonably hazardous and which are commonly used in or about properties similar to Landlord's Property may be used and stored if needed by Tenant for its business at the Leased Premises. Tenant, at its sole cost, shall comply with all laws relating to tenant's storage, use and disposal of hazardous, toxic or radioactive matter (collectively "Toxic Materials"). Tenant shall be solely responsible for and shall defend, indemnify and hold Landlord, ECIDA and Bondholder and their respective principals, officers directors, agents and employees safe and harmless from and against all claims, costs and liabilities, including, without limitation, attorneys' fees and disbursements, arising out of or in connection with Tenant's storage, use and disposal of Toxic Materials. Tenant shall be solely responsible for and defend, indemnify and hold Landlord, ECIDA and Bondholder and their respective principals, officers, directors, agents and employees safe and harmless from and


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                                                         8

against any and all claims, costs and liabilities, including, without limitation, attorneys' fees and disbursements, arising out of or in connection with the removal, clean-up and restoration work and materials necessary to return the Leased Premises and any other property of whatever nature located on Landlord's Property to their condition existing prior to the appearance of Tenant's Toxic Materials on the Leased Premises. Tenant's obligations under this Section shall survive the termination of this Lease.
         8.03 Certain Insurance Risks. Tenant shall not do or permit to be done any act or thing upon the Leased Premises that would ( a ) jeopardize or be in conflict with fire insurance policies covering Landlord's Property and fixtures and property in Landlord's Property, or ( b ) increase the rate of fire insurance applicable to Landlord's Property to an amount higher than it would otherwise be or ( c ) subject Landlord to any liability or responsibility for injury or death to any person or persons or to property by reason of any business or operation being carried on upon the Leased Premises; all without regard to the permitted purposes and uses stated in Article 7.00 hereinabove.
         8.04 Excess Insurance Payments. If, as a result of any act or omission by Tenant or violation of this Lease, the rate of fire insurance applicable to the Building or Landlord's Property or any other insurance carried by Landlord is increased to an amount higher than it otherwise would have been, Tenant shall reimburse Landlord for the increased cost of Landlord's insurance premiums. Such reimbursement shall be Additional Rent payable upon the first day of the month following Landlord's delivery to Tenant of a statement showing evidence of such increased insurance premiums. In any action or proceeding in which Landlord and Tenant are parties, a schedule or "make up" of rates for the Building or Landlord's Property issued by the body making fire insurance rates for the Leased Premises shall be presumptive evidence of the facts stated therein and of the several items and charges in the fire insurance rate then applicable to landlord's Property or any part thereof.

ARTICLE 9.00 ASSIGNMENT AND SUBLETTING

         9.01 General. Tenant, for itself, its successors and assigns, covenants that it will not assign, mortgage or encumber this Lease, or sublease the Leased Premises or any part of the Leased Premises or any part of the Leased Premises to be used or occupied by others, without the express prior written consent of Landlord in each instance obtained, which consent may be withheld for any reason. The transfer of a majority of the issued and outstanding capital stock of any corporate tenant or subtenant of this Lease or a majority of the total interest in any partnership tenant or subtenant, however accomplished, and whether in a single transaction or in a series of related or unrelated transactions, shall be deemed an assignment of this Lease or of such sublease requiring Landlord's prior written consent in each instance.
     9.02 Assignment,  Sublease Void. Any assignment or sublease in violation of
Section 9.01 hereinabove shall be void. If this Lease is assigned, or if the Leased Premises or any part of the Leased Premises is subleased or occupied by any one other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, subtenant or occupant, and apply the net amount collected to Rent. No assignment, sublease, occupancy or collection shall be deemed ( a ) a waiver by Landlord of the provisions of Section 9.01 hereinabove; or ( b ) the acceptance by Landlord of the assignee, subtenant or occupant as tenant: or (c ) a release of Tenant from the


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                                                         9

further performance by Tenant of covenants on the part of Tenant contained in this Lease . The consent by Landlord to an assignment or sublease shall not be construed to relieve Tenant from obtaining Landlord's prior written consent in writing to any further assignment or sublease. No permitted subtenant may assign or encumber its subleased space or any part of its subleased space, or otherwise permit the subleased space or any part of its subleased space to be used or occupied by others, without Landlord's prior express written consent in each instance obtained.
         9.03 Limitation on Remedies. Tenant shall not be entitled to make, nor shall Tenant make, any claim, and Tenant by this Section 9.03 waives any claim, for money damages (nor shall Tenant claim any money damages by way of set-off, counterclaim or defense) based upon any claim or assertion by Tenant that Landlord has unreasonably withheld or unreasonably delayed its consent or approval to a proposed assignment or subletting as provided for in this Section. Tenant's sole remedy shall be an action or proceeding to enforce any such provision, or for specific performance, injunction, or declaratory judgment.

ARTICLE 10.00 RULES AND REGULATIONS

         Tenant and its employees, agents, licensees and visitors shall at all times observe faithfully, and comply strictly with, the rules and regulations set forth in Exhibit D. Landlord may from time to time amend, delete or modify existing rules and regulations, or adopt reasonable new rules and regulations, for the use, safety, cleanliness and care of the Leased Premises, the Building, and Landlord's Property, and the comfort, quiet and convenience of occupants of the Building. Modifications or additions to the rules and regulations shall be effective upon notice to Tenant from Landlord. In the event of any breach of any rules or regulations, Landlord will have all remedies which this Lease provides for default by Tenant, and shall, in addition, have any remedies available at law or in equity, including the right to enjoin any breach of such rules and regulations. Landlord shall not be liable to Tenant for violation of such rules and regulations by any other tenant, its employees, agents, visitors or licensees or any other person. In the event of any conflict between the provisions of this Lease and the rules and regulations, the provisions of this Lease shall govern.

ARTICLE 11.00 COMMON AREAS

         11.01 General. As used in this Lease, the term "Common Areas" shall mean, without limitation, the driveways, walkways, parking areas, lawn and all other areas and facilities in Landlord's Property which are provided and designated from time to time by Landlord for the general nonexclusive use and convenience of Tenant with other tenants of Landlord's Property and their respective employees, invitees, licensees or other visitors. Landlord grants Tenant, its employees, invitees, licensees and other visitors a nonexclusive license for the Term to use the Common Areas in common with others entitled to use the common areas including, without limitation, Landlord and other tenants of the Building or Landlord's Property, and their respective employees, invitees, licenses and visitors, and other persons authorized by Landlord, subject to the terms and conditions of this Lease. Without advance notice the Tenant (except with respect to matters covered by subsection ( a ) below) and without any liability to Tenant in any respect, Landlord shall have the right to:

     ( a ) Establish and enforce reasonable rules and regulations concerning the maintenance, management, use and operation of the Common Areas;
         ( b ) Close off any of the common Areas to whatever extent required in the opinion of Landlord and its counsel to prevent a dedication of any of the Common Areas or the accrual of any rights by any person or the public to the common Areas, provided such closure does not deprive Tenant of the substantial benefit and enjoyment of the Leased Premises;
     ( c ) Temporarily close any of the common Areas for maintenance, alteration or improvement purposes;

     ( d ) Select, appoint or contract with any person for the purpose of operating and maintaining the Common Areas, subject to such terms and at such rates as Landlord deems reasonable and proper;
         ( e ) Change the size, use, shape or nature of any Common Areas, provided such change does not deprive Tenant of the substantial benefit and enjoyment of the Leased Premises. So long as Tenant is not thus deprived of the substantial use and benefit of the Leased Premises, Landlord shall also have the right at any time to change the arrangement or location of, or both, or to regulate or eliminate the use of, any concourse, parking spaces, garage, or any elevators, stairs, toilets or other public conveniences in Landlord's Property, without incurring any liability to Tenant or entitling Tenant to any abatement of rent and such action will not constitute an actual or constructive eviction of Tenant; and
         ( f ) Erect one or more additional buildings on the common areas, expand the building or other buildings to cover a portion of the Common Areas to a portion of the Building or other buildings, or convert any portion of the Building (excluding the Leased Premises) or other buildings to Common Areas. In the event of any such changes in the size or use of the Building or Common Areas of the Building Landlord's Property, Landlord may make an appropriate, and a corresponding adjustment to Tenant's Share of Common Area Expenses payable pursuant to Section 11.02 hereinbelow.
         11.02 Common Area Expenses. In addition to Base Monthly rent, and subject to the further provisions of this Section 11.02, Tenant shall pay Tenant's Share of the Common Area Expenses (as hereinbelow defined) paid or incurred by Landlord in each calendar Lease Year or partial Lease Year during the Term. As used in this Lease, the term "Common Area Expenses" shall mean:

     ( a ) all costs and expenses paid or incurred by Landlord for the maintenance, repair, replacement, upkeep, operation, snowplowing, cleaning and landscaping of the Common Areas; and
         ( b ) The cost (amortized over such reasonable period as Landlord may determine) together with interest at the greater of ( I ) the Prime Rate from time to time prevailing plus two percent (2%), or ( ii ) Landlord's borrowing rate for such capital improvements plus two percent (2%) on the unamortized balance of any capital improvements: (A) which are made to Landlord's Property by landlord during the term and which reduce other Common Area Expenses by an amount which is equal to or more than the annual amortized cost of such improvement, or (B) which are made to Landlord's Property by Landlord after the Date and which are required under any governmental law or regulation that was not applicable to Landlord's Property at the time it was constructed and are not a result of tenant's unique use of the Lease Premises.
         Any capital improvements which are required to be made, to landlord's Property after the Date as a result of Tenant's unique use of the Leased premises shall be made, at landlord's option, by landlord at Tenant's sole cost and expense.
         Common Area Expenses shall not include: (1) depreciation on Landlord's Property (other than depreciation on personal property, equipment, window coverings on exterior windows provided by Landlord and carpeting in public corridors); (2) costs of improvements made for other tenants of Landlord's Property; (3) finders' fees and real estate brokers' commissions; (4) mortgage principal or interest; and (5) capital items other than those referred to in clause (b) above.
         11.03 Parking License. Tenant, its agents, employees and invitees shall have a non-exclusive license, in common with Landlord and other tenants, to park automobiles in the parking area of the Common Areas.

ARTICLE 12.00 LANDLORD'S REPAIRS AND SERVICES

         12.01 Landlord's Repair and Maintenance. Subject to Article 13.00 hereinbelow, landlord shall maintain and repair the roof, weight-bearing walls and foundations of the Leased Premises; except for damage caused by the acts or omissions of Tenant, Tenant's agents, employees or invitees, or by the failure of Tenant to perform or comply with any terms, conditions or covenants in this lease, any of which damage shall be repaired by Tenant at Tenant's expense, or at Landlord's option by Landlord at tenant's expense. As a condition precedent to all obligations of landlord to repair under this Section 12.01, Tenant shall notify landlord in writing of the need for such repairs, and Landlord shall have a reasonable time after receipt thereof to make any required repairs.
         12.02 Landlord's Services. Except to the extent, if any, expressly provided in this Lease, landlord shall not be required to furnish any services to Tenant or the Leased Premises.
         12.03 Utilities and Services. Landlord will install electrical service tot he premises for normal lighting and office equipment, for a warehouse facility for the maintenance and distribution of ice, and for ten refrigerated trucks. In addition, landlord will install service to the Leased Premises for
(I) running water sufficient for normal lavatory and kitchen use, and for a warehouse facility; and (ii) heating and air conditioning at appropriate levels for warehouse and office space respectively.
         Tenant shall be solely responsible for the promptly pay all charges for use or consumption of sewer, gas, electric, water, waste removal and/or other utility services. Landlord shall have the right, but not the obligation, to furnish any and all utility services. If Landlord elects to supply any such utility services, tenant shall purchase and pay for the same as additional rent, on the first day of each month in advance, commencing upon the Commencement Date. The rate Tenant shall pay for such services shall be the same as the rate it would be charged by the local utility company to furnish comparable services to the Premises.
     Landlord shall not be in default under this lease or be liable for any damages directly or indirectly resulting from, not shall any Rent reserved in this Lease by abated in whole or in part by reason of, (1) the installation, use or interruption of use of any equipment in connection with the furnishing of any such utility services, (2) failure to furnish or delay in furnishing any such utility services or by the making of repairs or improvements to the Leased Premises or to the Building, or (3) the limitation, curtailment, rationing or restrictions on use of water, electricity, gas or any other utility serving the Leased Premises or the Building.
         12.04 Deleted.
         12.05 Limitation on Liability. Landlord shall not be liable to Tenant or any other person or entity for direct or consequential damages resulting from the admission to or exclusion from the Building or Landlord's Property of any person. In the event of invasion, mob, riot, public excitement or other circumstances rendering such action advisable in Landlord's sole opinion, Landlord shall have the right to prevent access to the building during the continuance of the same by such means as Landlord, in its sole discretion, may deem appropriate, including, without limitation, by locking doors and closing parking areas and other Common Areas. Landlord shall not be liable for damages to person or property or for injury to, or interruption of, business for any discontinuance permitted under this Article 12.00, nor shall such discontinuance in any way be construed as an eviction of Tenant or cause an abatement of rent or operate to release Tenant from any of Tenant's obligations under this Lease.

ARTICLE 13.00 TENANT'S REPAIRS

         13.01 General. Except for maintenance and repairs for which Landlord is responsible under Section 12.01 hereinabove, tenant shall be responsible at its sole cost and expense for maintaining and repairing the Leased Premises in good order and condition, including, without limitation, such portions of the leased Premises as doors, windows, window glass, heating, ventilating and air conditioning systems, plumbing, sprinkler, electric, gas and sewerage systems, facilities and equipment and other systems and improvements located within the Leased Premises. At landlord's option, any maintenance or repairs required to be made by Tenant according to the provisions of this Section 13.01 or of Section
12.01 hereinabove may be made by Landlord at the expense of Tenant, subject to a ten (10) day notice sent by registered mail and such expense (together with fifteen percent (15%) of such expense for landlord's overhead) shall be collectible as Additional rent and shall be paid by Tenant within ten (10) days after receipt of a statement for such expense provided proper notice was given.


ARTICLE 14.00 ALTERATIONS

         14.01 General. After the initial improvements to the leased Premises are made, Tenant shall not make or suffer to be made any alteration, additions or improvements to the Leased Premises or any part of the leased Premises, or attach any fixtures or equipment tot he leased Premises, without first obtaining Landlord's written consent. All such alterations, additions and improvements consented to by landlord (a) shall be performed by contractors and subject to conditions specified by landlord (which may include requiring the posting of a mechanic's or materialmen's lien bond); and (b) at Landlord's option, shall be made by landlord for Tenant's account, and tenant shall reimburse landlord for their cost (including fifteen percent (15%) for Landlord's overhead) within ten (10) days after receipt of a statement of such cost. Subject to tenant's rights under article 16.00, all alterations, Additions, fixtures and improvements, whether temporary or permanent in character, made in or upon the Leased Premises either by tenant or landlord, shall immediately become landlord's property and at the end of the Term shall remain on the Leased Premises without compensation to Tenant. By notice given to Tenant no less than thirty (30) days prior to the expiration of this Lease, landlord may require that Tenant remove any or all alterations, additions, fixtures and improvements which are made in or upon the Leased Premises by or for Tenant after the initial improvements to the Leased Premises. In that event, Tenant shall remove such alterations, additions, fixtures and improvements at Tenant's sole cost and shall restore the Leased Premises to the condition in which they were before such alterations. Additions, fixtures, improvements and additions were made, reasonable wear and tear excepted.
         14.02 Partitions. Tenant shall have the right to install freestanding workstation partitions either as part of the initial improvement of the Leased Premises, or, after such initial improvement, without Landlord's prior written consent, so long as no building or other governmental permit is required for their installation or relocation; provided, however, if a permit is required, Landlord shall not unreasonable withhold its consent to such relocation or installation. The freestanding workstation partitions for which tenant pays shall be part of tenant's trade fixtures for all purposes under this Lease. All other partitions which are installed in the Leased Premises are and shall be Landlord's property for all purposes under this Lease.

ARTICLE 15.00 MECHANICS' LIENS

         15.01 General. Tenant shall pay or cause to be paid all costs and charges for work done by Tenant or caused to be done by Tenant in or to the Leased Premises, and for all material furnished for or in connection with such work. Tenant shall indemnify Landlord and ECIDA against, and hold Landlord and ECIDA, the Leased Premises and Landlord's Property free, clear and harmless of and from, all mechanics' liens and claims of liens, and all other liabilities, liens, claims and demands on account of such work by or on behalf of Tenant. If any such lien, at any time, is filled against the Leased Premises, or any part of landlord's Property, Tenant shall cause such lien to be discharged of record within ten (10) days after the filing of such lien, except that if Tenant desires to contest such lien, it shall furnish Landlord, within such ten (10) day period, security reasonably satisfactory to Landlord of at least one hundred fifty percent (150%) of the amount of the claim, plus costs and interest as estimated by Landlord. If a final judgment establishing the validity or existence of a lien for any amount is entered, Tenant shall immediately pay and satisfy the same. If Tenant fails to pay any charge for which such a mechanics' lien has been filed, and/or has not given Landlord security as described above, Landlord may, at its option, pay such charge and related costs and interest, and the amount so paid, together with reasonable attorneys' fees and disbursements incurred in connection with such lien, shall be immediately due from Tenant to Landlord. Nothing contained in this Lease shall be deemed the consent or agreement of Landlord to subject the interest of Landlord or of ECIDA in Landlord's Property or the ECIDA Lease to liability under any mechanics' or other lien law. If Tenant receives notice that a lien has been or is about to be filed against the Leased

Premises or Landlord's Property or any action affecting title to Landlord's Property has been commenced on account of work done by or for or materials furnished to or for Tenant, Tenant shall immediately notify Landlord in writing of such notice.
         15.02 Prior Notice to Landlord. At least fifteen (15) days prior to the commencement of any work (including, but not limited to, any maintenance, repairs, alterations, additions, improvements or installations) in or to the Leased Premises, by or for Tenant, Tenant shall give Landlord written notice of the proposed work and the names and addresses of the persons supplying labor and materials for the proposed work. Landlord shall have the right to post notices of non-responsibility or similar notices on Landlord's Property in order to protect Landlord's Property against any such liens.

ARTICLE 16.00 END OF TERM

         At the expiration or earlier termination of this Lease, Tenant shall promptly quit and surrender the Leased Premises broom-clean and in good order and repair, ordinary wear and tear excepted. If Tenant is not then in default, Tenant may remove from the Leased Premises any trade fixtures, equipment and movable furniture placed in the Leased Premises by Tenant, whether or not such trade fixtures or equipment are fastened to the Building; provided, however, Tenant shall not remove any trade fixtures or equipment without Landlord's prior written consent if such fixtures or equipment are used in the operation of the building or its improvements or if the removal of such fixtures or equipment will adversely affect the structure of the Building or its improvements. Whether or not Tenant is in default, Tenant shall remove such alterations, additions, improvements, trade fixtures, equipment and furniture as Landlord may request in accordance with Article 14.00 hereinabove. Tenant shall fully and promptly repair any damage occasioned by the removal of any trade fixtures, equipment, furniture, alteration, additions and improvements. All trade fixtures, equipment, furniture, inventory, effects alterations, additions and improvements not so removed shall be deemed conclusively to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed or otherwise dispose of by Landlord at its sole discretion without notice to Tenant or any other person and without obligation to account therefor; and Tenant shall pay Landlord for all expenses incurred in connection with such property, including, but not limited to, the cost of repairing any damage to the Building or the Lease Premises caused by the removal of such property. Tenant's obligation to observe and perform this covenant shall survive the expiration or other termination of this Lease.

ARTICLE 17.00 EMINENT DOMAIN

         If all of the Leased Premises is taken by exercise of the power of eminent domain (or conveyed by Landlord in lieu of such exercise), this Lease shall terminate on a date (the "Termination Date") which is the earlier of the date upon which the condemning authority takes possession of the Leased Premises or the date on which title to the Leased Premises is vested in the condemning authority. If more than twenty-five percent (25%) of the rentable Area of the Leased Premises is so taken, Tenant shall have the right to cancel this Lease by written notice to Landlord given within twenty (20) days after the Termination Date. If all or substantially all of

Landlord's Property is so taken, Landlord may cancel this Lease by written notice to Tenant given within thirty (30) days after the termination Date. In the event of any such taking, the entire award shall be paid to Landlord, and Tenant shall have no right or claim to any part of such award; provided, however, Tenant shall have the right to assert a claim against the condemning authority in a separate action, and so long as Landlord's award is not reduced by such claim, for (a) Tenant's moving expenses and (b) leasehold improvements paid for by Tenant, but only to the extent such separate claims by Tenant will no reduce or delay the award to Landlord.

ARTICLE 18.00 DAMAGE AND DESTRUCTION

         18.01 General. The parties hereto mutually agree that if the Leased Premises are partially or totally destroyed or damaged by fire or otherwise, then Landlord (subject to being able to obtain all necessary permits and approvals therefore) shall repair and restore the Leased Premises as soon as is reasonably practicable to substantially the same condition in which the Leased Premises existed before such damage; provided that if the insurance proceeds collected or collectible and available to Landlord to pay the cost of such repairs and restorations by Landlord as a consequence of such destruction or damage are less than the cost of such repairs and restorations as estimated by Landlord's architect, Land shall not be obligated to commence or perform such repairs and restorations, and this Lease upon notice by Landlord to Tenant shall at the option of Landlord terminate unless Tenant undertakes (in form and upon terms satisfactory to Landlord) to pay the difference between such estimated cost and such insurance proceeds. If, however, the Leased Premises are completely destroyed or so damaged that Landlord cannot reasonably restore or rebuild in four (4) months to substantially the same condition in which the Leased Premises were before such damage, then Landlord shall not be required or rebuild or restore, and this Lease shall be terminable by Landlord by serving written notice upon Tenant. In any event, if repairs have not been commenced within ninety (90) days after the date on which Landlord receives the full and sufficient insurance proceeds, this Lease may be terminated by Tenant serving notice upon Landlord following the expiration of such ninety (90) days, but in no event may Tenant terminate this Lease after such repairs have been commenced by Landlord.
         18.02 No Abatement. In the event the Leased Premises are completely or partially destroyed or so damaged by fire or other hazard that the Leased Premises cannot be reasonably used by Tenant or can only be partially used by Tenant and this Lease is not terminated as above provided, there shall be not abatement of rent, it being understood and agreed that the Tenant, at this cost and expense, shall procure insurance necessary to protect itself against any interruption of its business.
         18.03 Restoration During Last Two Years. Anything in Section 18.01 to the contrary notwithstanding, if, within two (2) years prior to the expiration of the Term of this Lease the Leased Premises shall be damaged or destroyed by fire or otherwise and the estimated cost of restoration exceed Twenty-Five Thousand Dollars ($25,000), Landlord shall be under no obligation to repair and restore the Leased Premises, and at the election of Landlord by notice to Tenant the Lease shall terminate.
     18.04 Tenant's Obligation Upon Restoration. In the event of damage or destruction to the Leased Premises and unless this Lease is terminated by Landlord or Tenant as provided in this Article 18, Tenant shall, as soon as possible, repair, redecorate and refixture the Leased Premises in a manner and to at lease a condition equal to that existing prior to its destruction or casualty, and reopen the entire Leased Premises for business. All proceeds of insurance carried by Tenant on Tenant's personal property shall be held in trust for such purpose.

ARTICLE 19.00 SUBORDINATION

         19.01 General. This lease and Tenant's rights under this Lease are subject and subordinate to any ground or underlying lease (including, without limitation, the Mortgage), together with any renewals, extensions, modifications, consolidations and replacements of any of same now or after the Date affecting or placed, charged or enforced against the Building or all or any portion of Landlord's Property, or any interest of Landlord and/or ECIDA in any of same, or Landlord's and/or Bondholder's interest in this Lease and the leasehold estate created by this Lease (except to the extent any such instrument will expressly provide that this Lease is superior to such instrument). This provision shall be self-operative and no further instrument of subordination shall be required in order to effect it. Nevertheless, Tenant shall execute, acknowledge and deliver to Landlord, at any time and from time to time, up demand by Landlord, ECIDA or Bondholder, such documents as may be requested Landlord, ECIDA or Bondholder, as the case may be, or any ground or underlying lessor, or any mortgagee, to confirm or effect any such subordination. If Tenant fails or refuses to execute, acknowledge and deliver any such document within ten (10) days after written demand, Landlord, ECIDA and Bondholder, and their respective successors and assigns, shall each be entitled to execute, acknowledge and deliver any and all such documents for and on behalf of Tenant as attorney-in-fact for Tenant. Tenant by this Section 19.01 constitutes and irrevocably appoints Landlord, ECIDA or Bondholder, and each of them, and their respective successors and assigns as Tenant's attorney-in-fact to execute, acknowledge and deliver any and all documents described in this Section 19.01 for and on behalf of Tenant, as provided in this Section 19.01.
         19.02 Attornment. Tenant agrees that in the event that any holder of any ground or underlying lease (including, without limitation, the ECIDA Lease), mortgage (including, without limitation, the Mortgage), deed of trust, or other encumbrance encumbering any part of Landlord's Property succeeds to Landlord's interest in the Leased Premises, Tenant shall pay to such holder all rents subsequently payable under this Lease. Further, Tenant agrees that in the event of the enforcement by the trustee or the beneficiary under or holder or owner of any such mortgage, deed of trust, or land or ground lease of the remedies provided for by law or by such mortgage, deed of trust, or land or ground lease, Tenant will, upon request of any person or party succeeding to the interest of Landlord as a result of such enforcement, automatically become the tenant of, and attorn to, such successor in interest without change in the terms of provisions of this Lease. Such successor in interest will not be bound by (a) any payment of Base Monthly Rent or Rent for more than one month in advance except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease, or (b) any amendment or modification of this Lease made without the written consent of such trustee, beneficiary, holder or owner or such of such trustee, beneficiary, holder or owner or such of such trustee, beneficiary holder or owner or such successor in interest. Upon request by such successor in interest or by ECIDA or Bondholder, and without cost to Landlord or such successor in interest or ECIDA or Bondholder, Tenant shall execute, acknowledge and deliver any such document within ten (ten) days after written demand, such successor in interest or ECIDA or Bondholder, as the case may be shall each be entitled to execute, acknowledge and deliver any and all such documents for and on behalf of Tenant as attorney-in-fact for Tenant. Tenant by this Section 19.02 constitutes and irrevocably appoints such successor in interest and ECIDA and Bondholder, and each of the, and their respective successors and assigns, as Tenant's attorney-in-fact to execute, acknowledge and deliver any and all documents described in this Section 19.02 for and on behalf of Tenant, as provided in this Section 19.02.

ARTICLE 20.00 ENTRY BY LANDLORD

         Landlord, its agents, employees, and contractors may enter the Leased Premises at any time in response to an emergency and at reasonable hours otherwise to (a) inspect the same, (b) exhibit the same to prospective purchasers, lenders or tenants, ( c) determine whether Tenant is complying with its obligations under this Lease, (d) perform any act permitted to be performed by Landlord according to the terms of this Lease, (e) post notices of non-responsibility or similar notices, or (f) make repairs required or permitted to be made by Landlord under the terms of this Lease or repairs to any adjoining space or utility services or make repairs, alternations or improvements to any other portion of the Building; provided, however, all such work shall be done as promptly as reasonably possible and so as to cause as little interference to Tenant as reasonably possible. Tenant by this Article 20.00 waives any claim against Landlord, its agents, employees or contractors for damages for: any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Leased Premises, or any other loss occasioned by such entry. Landlord shall at all times have and retain a key with which to unlock all doors in, on, or about the Leased Premises (excluding Tenant's vaults, safes and similar sensitive areas reasonably designated in writing by Tenant in advance). Landlord shall have the right to use any and all means that Landlord may deem proper to open doors in and to the Leased Premises in order to obtain entry to the Leased Premises in a situation deemed an emergency by Landlord. Any entry to the Leased Premises obtained by Landlord by any means permitted under this Article 20.00 shall not under any circumstances be constructed or deemed to be forcible or unlawful entry into or a detainer of the Leased Premises or an eviction, actual or constructive, of Tenant from the Leased Premises, or any portion of the Leased Premises, nor will any such entry entitle Tenant to damages or an abatement of Base Monthly Rent, Additional Rent, or other charges that this Lease requires Tenant to pay.

ARTICLE 21.00 INDEMNIFICATION, WAIVER AND RELEASE

         21.01 Indemnification. Tenant shall neither hold nor attempt to hold Landlord, ECIDA or Bondholder, or any of the respective principals, officers, directors, employees or agents thereof, liable for, and Tenant shall indemnify and hold harmless Landlord, ECIDA and Bondholder and all of their respective principals, officers, directors, employees and agents from and against, any and all demands, claims, causes of action, liabilities, fines, penalties, damages (including, without limitation, attorneys' fees and disbursements) incurred in connection with loss of life, personal injury or property damage with respect to or arising from:
     (a) the use or  occupancy  or  manner  of use or  occupancy  of the  Leased
Premises or any other part of Landlord's Property by Tenant or any person claiming under Tenant;
     (b) any activity, work or thing, done, permitted or suffered by Tenant to be done in or about the Leased Premises or elsewhere on Landlord's Property;
     (c ) any acts, omissions or negligence of Tenant or any person claiming under Tenant, or the contractors, agents, employees, invites or visitors of Tenant, or any such person; or
    (d) any breach, violation or nonperformance, by Tenant or any person claiming under Tenant, or the employees, agents, contractors, invites or visitors of Tenant or of any such person claiming under Tenant, of any term, covenant or provision of this Lease or of any law, ordinance or governmental requirement; except for any loss of life or personal injury or on the Leased Premises which is proximately caused by or results proximately from the gross negligence or deliberate act of Landlord or its employees.
         If any action or proceeding is brought against Landlord, ECIDA or Bondholder or any of their respective principals, officers, directors, employees or agents by reason of any such claim for which Tenant has indemnified Landlord, Tenant, upon notice from Landlord, ECIDA or Bondholder, as the case may be, shall defend the same at Tenant's expense with counsel satisfactory to Landlord, ECIDA or Bondholder, as the case may be.
         21.02 Waiver and Release. Tenant, as a material part of the consideration to Landlord for this Lease, by this Section 21.02 waives and releases all claims against Landlord, its principals, officers, directors, employees and agents with respect to all matters for which Landlord has disclaimed liability pursuant to the provisions of this Lease. Except for any damage or injury to person or property on the Leased Premises that is proximately caused by or results proximately from the gross negligence or deliberate act of Landlord or its employees, Tenant covenants and agrees that Landlord or its employees, Tenant covenants and agrees that Landlord and its principals, officers, directors, agents and employees shall not at any time or to any extent whatsoever by liable, responsible or in any way accountable for any loss, injury, death or damage (including consequential damages) to persons, property or Tenant's business occasioned by theft, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition, order of governmental body or authority, fire, explosion, falling objects, steam, water, rain or snow, leak, or flow of water (including fluid from the elevator system), rain or snow from or into part of Landlord's Property or from the roof, street, subsurface or from any other place, or by dampness, or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures of Landlord's Property, or from construction, repair or alteration of any other premises in the Building, the Leased Premises or any other part of Landlord's Property; or from any acts or omissions of any other tenant, occupant or visitor of Landlords Property, or from any cause beyond Landlord's control.

ARTICLE 22.00 SECURITY DEPOSIT

         Tenant has deposited the Security Deposit with Landlord as security for the full, faithful and timely performance of every provision of this Lease to be performed by Tenant. If Tenant defaults with respect to any provision of this Lease, including but not limited to the provisions relating to the payment of Rent, Landlord may use, apply or retain all or any part of the Security Deposit for the payment of any Rent or any other sum in default, or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default, or to compensate Landlord for any other loss or damage that Landlord may suffer by reason of Tenant's default. If any portion of the Security Deposit is so used, applied or retained, Tenant shall within five (5) days after written demand deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount. Landlord shall not be required to keep the Security Deposit separate from its general funds and Tenant shall not be entitled to interest on the Security Deposit. The Security Deposit shall not be deemed a limitation on Landlord's damages or a payment of liquidated damages or a payment of the Base Monthly Rent due for the last month or any other month of the Term. If Tenant fully, faithfully and in a timely manner performs every term, covenant and provision of this Lease to be performed by Tenant, the Security Deposit or any balance of the Security Deposit shall be returned to Tenant within sixty (60) days after the expiration of the Term. Landlord may deliver the funds deposited under this Lease by Tenant to the purchaser of the Building or at Landlord's interest therein in the event the Building or such interest is sold, and thereafter, Landlord shall have no further liability to Tenant with respect to the Security Deposit.



ARTICLE 23.00 QUIET ENJOYMENT

         Landlord covenants and agrees with Tenant that so long as Tenant pays the Rent and observes and performs all the terms, covenants and conditions of this Lease on Tenant's's part to be observed and performed, Tenant may peaceably and quietly enjoy the Leased Premises, and Tenant's possession will not be disturbed by anyone claiming by, through or under Landlord subject, nevertheless, to the terms and conditions of this Lease, the ECIDA Lease, the Collateral Lease Assignment and the Mortgage.

ARTICLE 24.00 EFFECT OF SALE

         A sale, conveyance or assignment of the Building or Landlord's Property, or of Landlord's interest therein or of Landlord's interest in the ECIDA Lease, shall operate to release Landlord from liability from under this Lease and after the effective date of such sale, conveyance or assignment upon all of the covenants, terms and conditions of this Lease, express or implied, except those liabilities that arose prior to such effective date, and, after the effective date of such sale, conveyance or assignment, Tenant shall look solely to Landlord's successor in interest in and to this Lease. This Lease shall not be affected by any such sale, conveyance or assignment, and Tenant shall attorn to Landlord's successor in interest to this Lease.

ARTICLE 25.00 DEFAULT

     25.01 Events of Default. The following events are referred to collectively as "Events of Default," or individually as an "Event of Default:"

         (a) Tenant defaults in the due and punctual payment of Rent, and such default continues for ten (10) days after notice from Landlord; provided, however, Tenant shall not be entitled to more than (1) notice for monetary defaults during any twelve (12) month period, and if after such notice any Rent is not paid when due, and Event of Default will be considered to have occurred without the requirement for any notice;
         (b) Tenant vacates or abandons the Leased Premises;
         (c ) This Lease or the Leased Premises or any part of the Leased Premises is taken upon execution or by other process of law directed against Tenant, or are taken upon or subject to any attachment at the instance of any creditor or claimant against Tenant, and the attachment is not discharged or disposed of within fifteen (15) days after its levy;
         (d) Tenant files a petition in bankruptcy or insolvency or for reorganization or arrangement under the bankruptcy laws of the United States or under any insolvency act of any state, or admits the material allegations of any such petition by answer or otherwise, or is dissolved or makes an assignment for the benefit of creditors;
         (e) Involuntary proceedings under any such bankruptcy law or insolvency act or for the dissolution of Tenant are instituted against Tenant, or a receiver or trustee is appointed for all or substantially all of the property of Tenant, and such proceeding is not dismissed or such receivership or trusteeship vacated within sixty (60) days after such institution or appointment;
     (f) Tenant fails to take possession of the Leased Premises on the Commencement Date of the Term; or
         (g) Tenant breaches any of the other agreements, terms, covenants or conditions which this Lease requires Tenant to perform, and such breach continues for a period of twenty (20) days after notice from Landlord to Tenant; or if such breach cannot reasonably be cured within such twenty (20) day period and Tenant fails promptly within said twenty (20) day period to commence and proceed diligently and in good faith to cure such breach, and fails to complete such cure, within a reasonable time.
         25.02 Landlord's Remedies. If any one or more Events of Default set forth in Section 25.01 shall occur, then Landlord has the right, at its election:
         (a) to give Tenant written notice of Landlord's intention to terminate this Lease on the earliest date permitted by law or on any later date specified in such notice, in which case Tenant's right to possession of the Leased Premises shall cease and this Lease shall be terminated, except as to Tenant's liability, as if the termination date specified in such notice were the original Expiration Date of the Term; or
         (b) without further demand or notice, and whether or not Landlord terminates the Lease as provided in subsection (a) hereinabove, to reenter, take possession of the Leased Premises, or any part of the Leased Premises, repossess the same, expel Tenant and those claiming through or under Tenant, and remove the effects of both or either, using such force for such purposes as Landlord shall deem necessary, without being liable for persecution, without being deemed guilty of any manner of trespass, and without prejudice to any remedies for arrears of Base Monthly Rent or other amounts payable under this Lease or as a result of any preceding breach of covenants or conditions; or
         (c ) without further demand or notice, to cure any Event of Default and to charge Tenant for the cost of effecting such cure, including, without limitation, attorneys' fees and disbursements and interest on the amount so advanced at the rate set forth in Section 26.22;

provided, however, Landlord shall have no obligation to cure any such Event of Default of Tenant.
         25.03 Right to Relent. Should Landlord elect to reenter as provided in subsection (b), or should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided by law, Landlord may, from time to time, without terminating this Lease, relent the Leased Premises or any part of the Leased Premises in Landlord's or Tenant's name, but for the account of Tenant, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term) and on such conditions and upon such terms (which may include concessions of free rent and alteration and repair of the Leased Premises) as Landlord, in its sole discretion, may determine, and Landlord may collect and receive all Rent. Landlord shall in no way be responsible or liable for any failure to relent the Leased Premises or any part of the Leased Premises, or for any failure to collect any Rent due upon such reletting. No such reentry or taking possession of the Leased Premises by Landlord shall be construed as an election on the Landlord's part to terminate this Lease unless an express written notice of such election is given to Tenant. No notice from Landlord under this Section or under a forcible or unlawful entry and detainer statute or similar law shall constitute an election by Landlord to terminate this Lease unless such notice specifically so states. Landlord reserves the right following such reentry or reletting to exercise its right to terminate this Lease by giving Tenant such written notice, in which event this Lease shall terminate as specified in such notice.
         25.04 Certain Damages. In the event that Landlord does not elect to terminate this Lease as permitted in subsection (a) of Section 25.02, but instead elects to take possession as provided in subsection (b) of Section 25.02, Tenant shall pay to Landlord; (a) Base Monthly Rent and other sums as provided in this Lease, which would be payable under this Lease if such repossession had not occurred, less (b) the net proceeds, if any, of any reletting of the Leased Premises after deducting all Landlord's reasonable expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, attorneys' fees and disbursements, expenses of employees, alteration and repair costs and expenses of preparation for such reletting. If, in connection with any reletting, the new lease term extends beyond the existing Term, or the premises covered by such new lease include other premises not part of the Leased Premises, a fair apportionment of the rent received from such reletting and the expenses incurred in connection with such reletting as provided in this Section shall be made by Landlord in determining the net proceeds from such reletting, and any rent concessions shall be equally apportioned over the term of the new lease. Tenant shall pay such rent and other sums to Landlord monthly on the day on which the Base Monthly Rent would have been payable under this Lease if possession had not been retaken, and Landlord will be entitled to receive such rent and other sums from Tenant on each such day.
         25.05 Continuing Liability After Termination. If this Lease is terminated on account of the occurrence of an Event of Default, Tenant shall remain liable to Landlord for damages in an amount equal to Base Monthly Rent and other amounts which would have been owing by Tenant for the balance of the Term, had this Lease not been terminated, less the net proceeds, if any, of any reletting of the Leased Premises by Landlord subsequent to such termination, after deducting all Landlord's expenses in connection with such relenting, including, without limitation, the expenses enumerated in Section 25.04. Landlord shall be entitled to collect such damages from Tenant monthly on the day on which Base Monthly Rent and other amounts would have been payable under this Lease if this Lease had not been terminated, and Landlord shall be entitled to receive such Base Monthly Rent and other amounts from Tenant on each such day. Alternatively, at the option of Landlord, in the event this Lease is so terminated, Landlord shall be entitled to recover against Tenant as aggregate damages an amount which, a the time of such termination of this Lease, represents the excess of the aggregate the Bast Monthly Rent and all other Rent payable by Tenant that would have accrued for the balance of the Term over the aggregate rental value of the Leased Premises (such rental value to be computed on the basis of a tenant paying not only a rent to Landlord for the use and occupation of the Leased Premises, but also such other charges as are required to be paid by Tenant under the terms of this Lease) for the balance of such term, both discounted to present value at the lesser of eight percent (8%) or the discount rate of the New York Federal Reserve Bank on the date of the Event of Default.
         25.06 Cumulative Remedies. Any suit or suits for the recovery of the amounts and damages set forth in Sections 25.04 and 25.05 may be brought by Landlord, from time to time, at Landlord's election, and nothing in this Lease will be deemed to require Landlord to await the date upon which this Lease or the Term would have expired had there occurred no Event of Default. Each right and remedy provided for in this Lease is cumulative and is in addition to every other right or remedy provided for in this lease or now or after the Date existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease or now or after the Date existing at law or in equity or by statute or otherwise will not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies provided for in this Lease or now or after the Date existing at law or in equity or by statute or otherwise. All costs and expenses paid or incurred by Landlord in collecting or attempting to collect any amounts and damages owing by Tenant pursuant to the provisions of this Lease or to enforce or attempt to enforce any provision of this Lease, including, without limitation, reasonable attorneys' fees from the date any such matter is turned over to an attorney, whether or not one or more actions are commenced by Landlord, will also be recoverable by Landlord from Tenant.
         25.07 Right of Redemption. Tenant hereby waives any right of redemption under any existing or future statute or case law.

ARTICLE 26.00 MISCELLANEOUS

         26.01 No Offer. This lease is submitted to Tenant on the understanding that it will not be considered an offer and will not bind Landlord in any way until (a) Tenant has duly executed and delivered duplicate originals to Landlord and (b) Landlord has executed and delivered one of such originals to Tenant.
         26.02 Joint and Several Liability. If Tenant is composed of more than one signatory to this Lease, each signatory will be jointly and severally liable with each other signatory for payment and performance according to this Lease.
         26.03 No Construction Against Drafting Party. Landlord and Tenant acknowledge that each of them and their counsel have had an opportunity to review this Lease and that this Lease will not be construed against Landlord merely because Landlord has prepared it.
     26.04 Time of the Essence. Time is of the essence of each and every provision of this Lease.

     26.05 No Recordation. Tenant's recordation of this Lease or any memorandum or short form of it will be void and a default under this Lease.
         26.06 No Waiver. The waiver by Landlord of any agreement, condition or provision contained in this Lease shall not be deemed to be a waiver of any subsequent breach of the same or any other agreement, condition or provision contained in this Lease, nor will any custom or practice that may involve or arise between the parties in the administration of the terms of this Lease be construed to waive or to lessen the right of Landlord to insist upon performance by Tenant in strict accordance with the terms of this Lease. The subsequent acceptance of Rent by Landlord will not be deemed to be a waiver of any preceding breach by Tenant of any agreement, condition or provision of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent.
         26.07 Limitation on Recourse. Tenant specifically agrees to look solely to Landlord's interest in Landlord's Property for the recovery of any judgements from Landlord. Landlord (and its shareholders, principals, agents, officers, directors and employees) shall not be personally liable for any such judgments. The provisions contained in the preceding sentences are not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or relief in any suit or action in connection with enforcement or collection of amounts which may become owing or payable under or on account of insurance maintained by Landlord.
         26.08 Estoppel Certificates. At any time and from time to time but within ten (10) days after written request by Landlord, ECIDA or Bondholder, Tenant shall execute, acknowledge and deliver to Landlord, ECIDA, Bondholder, as the case may be, a certificate certifying (a) that this Lease is unmodified and in full force and effect or, if there have been modification, that this Lease is in full force and effect, as modified, and stating the date and nature of each modification, (b) the date, if any, to which Base Monthly Rent and other sums payable under this Lease have been paid, (c ) that no notice has been given to Landlord of any default that has not been cured, except as to defaults specified in the certificate, and (d) such other matters as may be reasonably requested by Landlord. Any such certificate may be relied upon by any prospective purchaser or existing or perspective mortgagee of the Building or any part of Landlord's Property.
         26.09 Waiver of Jury Trial. Landlord and Tenant by this Section 26.09 waiver trial by jury in any action, proceeding or counterclaim brought by either of the parties to this Lease against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Leased Premises, or any other claims (except claims for personal injury or property damage), and any emergency statutory or any other statutory remedy.
         26.10 No Merger. The voluntary or other surrender of this Lease by Tenant or the cancellation of this Lease by mutual agreement of Tenant and Landlord or the termination of this Lease on account of Tenant's default shall not cause a merger, and shall, at Landlord's option, (a) terminate all of any subleases and subtenancies, or (b) operate as an assignment to Landlord of all or any subleases or subtenancies. Landlord's option under this Section 26.10 shall be exercised by notice to Tenant and all known sublessee or subtenants in the Leased Premises or any part of the Leased Premises.

         26.11 Holding Over. Tenant shall have no right to remain in possession of all or any part of the Leased Premises after the expiration or earlier termination of the Term. If Tenant remains in possession of all or any part of the Leased Premises after the expiration of the Term, with the express or implied consent of Landlord: (a) such tenancy shall be deemed to be a periodic tenancy from month-to-month only; (b) such tenancy shall not constitute a renewal or extension of this Lease of any further term; and (c ) such tenancy may be terminated by Landlord upon the earlier of (I) thirty (30) days prior written notice or (ii) the earliest date permitted by law. If Tenant, with or without the express or implied consent of Landlord, remains in possession of all or any part of the Leased Premises after the expiration of the Term, Base Monthly Rent shall be increased to an amount equal to one hundred fifty percent (150%) of the Base Monthly Rent payable during the last mont of the Term, and any other sums due under this Lease shall be payable in the amount and at the times specified in this Lease. Such month-to-month tenancy or any other hold-over tenancy shall be subject to every other term, condition, and covenant contained in this Lease.
         26.12 Notices. Any notice, request, demand, consent, approval or other communication required or permitted under this Lease shall be in writing and shall be deemed to have been given when personally delivered or deposited in any depository regularly maintained by the United States Postal Service, postage prepaid, certified mail, return receipt requested, addressed to the party for whom it is intended at its address set forth in Article 1.00. Either Landlord or Tenant may add additional addresses or change its address for purposes of receipt of any such communication by giving ten (10) days prior written notice of such change to the other party in the manner prescribed in this Section 26.12.
         26.13 Severability. If any provision of this Lease is determined to be illegal, invalid or unenforceable, the remainder of this Lease shall not be affected by such finding, and in lieu of each provision of this Lease that is illegal, invalid or unenforceable, a provision shall be added as part of this Lease as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.
         26.14 Written Amendment Required. No amendment, alteration, modification of or addition to this Lease shall be valid or binding unless and until expressed in writing and signed by Landlord and Tenant and by ECIDA and Bondholder. Tenant agrees to make any modifications of the terms and provisions of this Lease required or requested by any lending institution providing financing for the Building or Landlord's Property, as the case may be, provided that no such modifications shall materially adversely affect Tenant's rights and obligations under this Lease.
         26.15 Entire Agreement. This Lease, including all Exhibits hereto contain the entire understanding and agreement between Landlord and Tenant and may be amended only by subsequent written agreement in accordance with the terms and conditions of this Lease. No promises, warranties or representations, except as expressly and specifically contained in this Lease, have been made to Tenant respecting the condition of the Leased Premises or the manner of operating the Building or Landlord's Property or respecting anything else whatsoever.
         26.16 Captions. The captions of the various Articles and Sections of this Lease are for convenience only and do not necessarily define, limit, describe or construe the contents of such Articles or Sections.
     26.17 Notice of Landlord's Default. In the event of any alleged default in the obligation

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                                                        25

of Landlord under this Lease, Tenant shall deliver in the obligation of Landlord under this Lease, Tenant shall deliver to Landlord a written notice stating the full details of the alleged default, and Landlord shall have thirty (30) days following receipt of such notice to cure such alleged default or, in the event the alleged default cannot reasonably be cured within a thirty (30) day period, to commence action to cure and proceed diligently to cure such alleged default. A copy of such notice to Landlord shall be sent to ECIDA, Bondholder and any holder of a mortgage or other encumbrance on the Building or Landlord's Property of which Tenant has been notified in writing, and ECIDA, Bondholder and any such holder shall also have the same time periods to cure such alleged default.
         26.18 Authority. Tenant and the party executing this Lease on behalf of Tenant each represents to Landlord that such party is authorized to execute this Lease for and on behalf of Tenant and thereby to bind Tenant to all of the terms and conditions of this Lease, and that all requisite action of the board of directors, or partners of Tenant, as the case may be, has been duly taken and not rescinded, and they agree upon request to deliver to Landlord a resolution or similar document satisfactory to Landlord to that effect.
         26.19 Brokers. Landlord and Tenant respectively represent and warrant to each other that neither of them has consulted or negotiated with any broker or finder with regard to the Leased Premises except the Broker named in Article 1.00(v), if any. Each party shall indemnify the other against and hold the other harmless from any claims for fees or commissions from anyone with whom either of them has consulted or negotiated with regard to the Leased Premises except the Broker. Landlord shall pay any fees or commissions due the Broker.
     26.20 Governing Law. This Lease will be governed by and construed and interpreted pursuant solely to the laws of the State of New York.
         26.21 Force Majeure. Landlord shall have no liability to Tenant, nor shall Tenant have any right to terminate this Lease or abate Rent or assert a claim of partial or total actual or constructive eviction, because of Landlord's failure to perform any of its obligations in the Lease if such failure is due to reasons beyond the Landlord's reasonable control, including, without limitation, strikes or other labor difficulties; inability to obtain necessary governmental permits and approvals (including building permits or certificates of occupancy); unavailability or scarcity of materials; war; riot; civil insurrection; accident; acts of God; and governmental preemption in connection with a national emergency or other governmental action. If Landlord fails to perform its obligations because of any reasons beyond Landlord's reasonable control (including those enumerated above), the period for Landlord's performance shall be extended day for day for the duration of such cause of Landlord's failure.
         26.22 Late Payments. Any payment of Rent, including, but not limited to, Base Monthly Rent, that is not received by Landlord within fifteen (15) days after it is due will be subject to a late charge equal to five percent (5%) of the unpaid payment, or $100.00, whichever is greater. This amount is in compensation of Landlord's additional cost of processing late payments. In addition, any Rent which is not paid when due, including, without limitation, Base Monthly Rent, shall accrue interest at a late-rate charge of the Prime Rate plus five percent (5%) per annum (but in no event in an amount in excess of the maximum rate allowed by applicable law) from the date on which it was due until the date on which it is paid in full with accrued interest.
     26.23 No Easements for Air or Light. Any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to the Building shall in no way affect

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                                                        26

this Lease or impose any liability on Landlord.
         26.24 Tax Credits. Landlord shall be entitled to claim and obtain all tax credits and depreciation attributable to leasehold improvements in the Leased Premises. Promptly after Landlord's demand, Landlord and Tenant shall prepare a detailed list of the leasehold improvements and fixtures and their respective costs for which Landlord or Tenant has paid. Landlord shall designate those items for which Landlord intends to claim tax credits and depreciation; Tenant shall be entitled to any remaining tax credits and depreciation for leasehold improvements not so designated by Landlord.
         26.25 Relocation of the Leased Premises. Landlord reserves the unrestricted and unconditional right to relocate the Leased Premises to substantially comparable space within Landlord's Property or any adjoining premises owned, leased or otherwise controlled by Landlord. Landlord shall give Tenant a written notice of its intention to relocate the Leased Premises, and Tenant shall complete such relocation within thirty (30) days after receipt of such written notice. If the furnishings of the space to which Landlord proposes to relocate Tenant are not substantially the same as those of the Leased Premises, or if the Base Monthly Rent of the new space is not substantially the same as the prior Base Monthly Rent, and if Tenant so notifies Landlord and Landlord fails to offer space reasonably satisfactory to Tenant, Tenant may terminate this Lease effective as of the thirtieth (30th) day after Landlord's initial notice. Upon Tenant's peaceable vacation and abandonment of the Leased Premises, Landlord shall pay Tenant a sum equal to one monthly installment of the Base Monthly Rent payable under this Lease. If Tenant does relocate within Landlord's Property, then, effective on the date of such relocation this Lease shall be amended by deleting the description of the original Leased Premises and substituting for it a description of such comparable space. Landlord agrees to reimburse Tenant for its actual moving costs to such other space within Landlord's Property, to the extent such costs are reasonable.
         26.26 Landlord's Fees. Whenever Tenant requests Landlord to take any action or give any consent required or permitted under this Lease, Tenant shall reimburse Landlord for all of Landlord's reasonable costs and expenses paid or incurred in reviewing the proposed action or consent, including, without limitation, reasonable attorney's, engineers' or architects' fees, together with all of their disbursements, within ten (10) days after Landlord's delivery to Tenant of a statement of such costs and expenses. Tenant shall be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action, and Landlord shall not be obligated to take any such requested action or decide whether to grant any such consent unless and until such reimbursement is made to Landlord for such costs and expenses so paid and incurred.
         26.27 Binding Effect. The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, distributees, executors, administrators, successors, and, except as otherwise provided in this Lease, their assigns. Landlord and Tenant have executed this Lease as of the day and year first above written.

ARTICLE 27.00 ADJACENT SPACE

     27.01 Definition of Adjacent Space. As used in this Article, the term "Adjacent Space"
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                                                        27

shall mean that space consisting of approximately 13,000 square feet measuring approximately 100 feet by 130 feet within the Building and immediately adjacent to the Leased Premises, as shown on Exhibit E hereto and designated thereon as the "Adjacent Space".
         27.02 Option for Adjacent Space. As long as Tenant is not in default under this Lease, then, unless and until Landlord leases the Adjacent Space to another tenant, Tenant may elect to lease the Adjacent Space from Landlord and thereby cause the Adjacent Space to become part of the Leased Premises on the following terms and conditions: (I) notice of such election by Tenant shall be given to Landlord not less than four (4) months prior to the effective date of such election; (ii) as of the effective date of such election, the base annual rent shall be increased by Fifty-eight Thousand Dollars ($58,000) per year (by $4833.33 per month); (iii) all of the terms and conditions of this Lease, except original base rent, shall apply to the Adjacent Space as fully and with the same effect as to the original Leased Premises, and, without limiting the generality of the foregoing, the term of this Lease with respect to the Adjacent Space shall end on the expiration, or earlier termination, of the term of this Lease; and (iv) Tenant shall pay Landlord, within ten (10) days after demand therefor, Landlord's cost of the insulation under the floor slab of the Adjacent Space, which cost is estimated by the parties to be not less than $40,000.
         27.03 Right of First Refusal for Adjacent Space. As long as Tenant is not in default under this lease, then, Tenant shall have the following right of first refusal to lease the Adjacent Space: If Landlord intends to lease the Adjacent Space to a third party, Landlord shall give Tenant written notice of such intention, which notice (hereinafter in this Article "Landlord's Notice") shall contain the material terms and conditions of the intended lease to the third party. If Tenant desires to lease the Adjacent Space on the terms and conditions set forth in Landlord's Notice, Tenant shall so advise Landlord by giving Landlord written notice (hereinafter in this Article "Tenant's Notice") within ten (10) days after the giving of Landlord's Notice. If Tenant gives Tenant's Notice within said 10-day period, Landlord and Tenant shall promptly enter into and execute a lease for the Adjacent Space containing the terms and conditions set forth in Landlord's Notice and such other terms and conditions not inconsistent therewith as may be agreed upon by Landlord and Tenant; provided, however, if Landlord's Notice is in the form of a lease of the Adjacent Space (whether or not executed by the prospective third-party tenant), such Landlord's Notice shall constitute the lease between Landlord and Tenant for the Adjacent Space and shall be promptly executed by Landlord and Tenant. If Tenant does not give Tenant's Notice within said 10-day period, Tenant's right of first refusal to lease the Adjacent Space shall be of no further force or effect unless and until the lease thereof to such third party (including any exercised options therein) expires or terminates, in which event Tenant's right of first refusal to lease the Adjacent Space shall agin be in full force and effect according to the terms and conditions hereof.

ARTICLE 28.00 ADDITIONAL SPACE

         28.01 Definition of Additional Space. As used in this Article, the term "Additional Space" shall mean that space consisting of approximately 15,240 square fee measuring approximately 117.23 feet by 130 feet and immediately adjacent to the Adjacent Space, as shown on Exhibit F hereto and designated therein as the "Additional Space".
     28.02 Right of First Refusal for Additional Space. As long as Tenant is not in default

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                                                        28
under this Lease, and if Tenant then occupies the Adjacent Space, either under this Lease or under a separate lease with Landlord, Tenant shall have the following right of first refusal to lease the Additional Space from Landlord: If Landlord intends to lease the Additional Space to a third party, Landlord shall give Tenant written notice of such intention, which notice (hereinafter in this Article "Landlord's Notice") shall contain the material terms and conditions of the intended lease to the third party. If Tenant desires to lease the Additional Space on the terms and conditions set forth in Landlord's Notice, Tenant shall so advise Landlord by giving Landlord written notice (hereinafter in this Article "Tenant's Notice") within ten (10) days after the giving of Landlord's
Notice. If Tenant gives such notice within said 10-day period, Landlord and Tenant shall promptly enter into and execute a lease for the Additional Space containing the terms and conditions set forth in Landlord's Notice and such other terms and conditions not inconsistent therewith as may be agreed upon by Landlord and Tenant; provided, however, if Landlord's Notice is in the form of a lease of the Additional Space (whether or not executed by the prospective third party tenant), such Landlord's Notice shall constitute the lease between Landlord and Tenant for the Additional Space and shall be promptly executed by Landlord and Tenant.







  If Tenant does not give Tenant's Notice within said 10-day period, Tenant's right of first refusal to lease the Additional Space shall be of no further force or effect unless and until the lease thereof to such third party (including any exercised options therein) expires or terminates in which event Tenant's right of first refusal to lease the Additional Space shall again be in full force and effect to the terms and conditions hereof.





                      LANDLORD:                 SONWIL DISTRIBUTION CENTER, INC.
                                                 By: /s/ Stuart J. Wilson
                                                 Stuart J. Wilson, President

                      TENANT:                   HAPPY ICE CORP.
                                                BY: /s/ Kerry Chamberlain
                                                Name: Kerry Chamberlain
                                                Title: President


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